Exhibit 99.1

FOR FURTHER INFORMATION:	Dennis Barber, investors	(713) 497-3042
	Pat Hammond, media	(713) 497-7723

FOR IMMEDIATE RELEASE:	May 1, 2008
Reliant Energy Reports First Quarter 2008 Results
•	Continued improvement in financial results
•	Committed to deliver top quartile operating performance
•	Accelerated investment in Smart Energy
•	Entered New York market for sales to commercial and industrial customers
•	Announced sale of Bighorn generating facility for $500 million
HOUSTON — Reliant Energy, Inc. reported open EBITDA of $172 million for the first quarter of 2008, compared to $114 million for the first quarter of 2007 driven by improvements in open wholesale contribution margin.
Adjusted EBITDA, which includes the effect of historical and operational wholesale hedges and gains on sales of assets and emission allowances, was $218 million for the first quarter of 2008, compared to $81 million for the first quarter of 2007. The increase was due to significant improvement in historical and operational hedges and improvements in open wholesale contribution margin.
Free cash flow provided by continuing operations was $241 million in the first quarter of 2008, compared to a free cash flow used in continuing operations of $37 million for the same period in 2007. The improvement was primarily due to higher adjusted EBITDA, as described above, and the timing of interest payments resulting from a debt refinancing in 2007.
“We are executing on our distinctive strategy for creating long-term value for shareholders,” said Mark Jacobs, president and chief executive officer. “Financial results for the first quarter improved along with market conditions. Going forward, we remain focused on operations excellence, financial flexibility and a disciplined approach to capital investment.”
On a GAAP basis, income from continuing operations before income taxes for the first quarter of 2008 was $600 million, compared to $412 million for the first quarter of 2007. 2008 GAAP results include net unrealized gains from energy derivatives of $558 million and a $34 million charge related to western states litigation and similar settlements. The reported numbers for 2007 include net unrealized gains from energy derivatives of $522 million and a $22 million charge for western states litigation and similar settlements. On a GAAP basis, operating cash flow from continuing operations was $302 million for the first quarter of 2008, compared to $35 million for the same period of 2007. Interest expense, net declined to $53 million for the first quarter of 2008, compared to $77 million for the first quarter of 2007. The decline was primarily related to lower debt levels in 2008.

1

OUTLOOK
Reliant Energy’s outlook for open EBITDA is $1,107 million, $1,257 million and $1,383 million for the years ending December 31, 2008, 2009 and 2010, respectively. Adjusted EBITDA, which includes the impact of historical and operational wholesale hedges and gains on the sales of assets and emission allowances, net is $1,368 million, $1,253 million and $1,354 million for the same periods. The outlook for free cash flow provided by continuing operations is $631 million, $637 million and $905 million for the years ending December 31, 2008, 2009 and 2010, respectively.
This outlook is based on forward commodity prices as of March 21, 2008, assumptions and estimates by Reliant Energy, and excludes Bighorn financial results beginning in the fourth quarter of 2008.
Open EBITDA
Outlook Reconciliation

($ millions)	2007A	2008E	2009E	2010E
Income from continuing operations before income taxes	$493	$906	$564	$741
Unrealized (gains) losses on energy derivatives	(445)	(202)	44	(12)
Western states litigation and similar settlements	22	34	—	—
Debt extinguishments	73	1	—	—
Depreciation and amortization	424	419	477	465
Interest expense, net	315	210	168	160

Adjusted EBITDA	$882	$1,368	$1,253	$1,354
Historical and operational wholesale hedges	92	(220)	4	29
Gains on sales of assets and emission allowances, net	(26)	(41)	—	—

Open EBITDA	$948	$1,107	$1,257	$1,383
Free Cash Flow from Continuing Operations
Outlook Reconciliation

($ millions)	2007A	2008E	2009E	2010E
Operating cash flow from continuing operations [1]	$755	$1,112	$1,074	$1,185
Western states litigation and similar settlements payments	57	34	—	—
Change in margin deposits, net	(297)	(37)	(16)	(17)

Adjusted cash flow provided by continuing operations	$515	$1,109	$1,058	$1,168
Maintenance capital expenditures and capitalized interest	(89)	(103)	(124)	(90)
Environmental capital expenditures [2]	(100)	(264)	(125)	(26)
Emission allowances activity, net	(85)	(111)	(172)	(147)

Free cash flow provided by continuing operations	$241	$631	$637	$905

1.	Outlook assumes no changes in working capital.

2.	Based on existing laws and regulations. Estimate represents the low end of the range.

2

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables include the following non-GAAP financial measures:
Retail gross margin
Retail contribution margin
Open energy gross margin
Open wholesale gross margin
Open wholesale contribution margin
EBITDA
Adjusted EBITDA
Open EBITDA
Adjusted cash flow provided by continuing operations
Free cash flow provided by continuing operations
Gross debt
A reconciliation of these financial measures and the most directly comparable GAAP measures is included above or in the attached financial tables. Additional information regarding these measures, including a discussion of their usefulness and purpose, is included in the Form 8-K furnished along with this press release. Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings and cash flows.
WEBCAST OF EARNINGS CONFERENCE CALL
Reliant Energy has scheduled its first quarter 2008 earnings conference call for Thursday, May 1, 2008, at 10 a.m. CT. Interested parties may listen to a live audio broadcast of the conference call at www.reliant.com in the investors section. A replay of the call can be accessed approximately two hours after the completion of the call. A copy of the presentation accompanying the call is also available at this Website address.
Reliant Energy, Inc. (NYSE: RRI) based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the United States. In Texas, the company provides service to approximately 1.8 million retail electricity customers, including residential and small business customers and commercial, industrial, governmental and institutional customers. Reliant also serves commercial, industrial, governmental and institutional customers in the PJM (Pennsylvania, New Jersey and Maryland), Illinois and New York markets.
The company is one of the largest independent power producers in the nation with approximately 16,000 megawatts of power generation capacity across the United States. These strategically located generating assets utilize natural gas, fuel oil and coal. For more information, visit www.reliant.com.

3

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income, capital structure and other financial items, and our plans and objectives for future operations or about our future economic performance, transactions and dispositions and financings and approvals related thereto. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.
Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including, but not limited to, legislative, regulatory and/or market developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions and other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###

4

Reliant Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	(thousands of dollars, except per share amounts)
Revenues:
Revenues (including $(12,584) and $14,570 unrealized gains (losses)) (including $107,409 and $0 from affiliates)	$2,815,424	$2,362,601

Expenses:
Cost of sales (including $570,883 and $507,659 unrealized gains) (including $78,996 and $0 from affiliates)	1,751,672	1,443,491
Operation and maintenance	212,478	230,741
Selling, general and administrative	75,650	87,597
Western states litigation and similar settlements	34,000	22,000
Gains on sales of assets and emission allowances, net	(611)	—
Depreciation and amortization	88,594	91,969

Total operating expense	2,161,783	1,875,798

Operating Income	653,641	486,803

Other Income (Expense):
Income of equity investment, net	207	1,160
Debt extinguishments	(423)	—
Other, net	(64)	1,068
Interest expense	(63,101)	(87,070)
Interest income	9,504	10,464

Total other expense	(53,877)	(74,378)

Income from Continuing Operations Before Income Taxes	599,764	412,425
Income tax expense	228,787	152,062

Income from Continuing Operations	370,977	260,363
Income (loss) from discontinued operations	6,235	(1,652)

Net Income	$377,212	$258,711

Basic Earnings Per Share:
Income from continuing operations	$1.07	$0.77
Income (loss) from discontinued operations	0.02	(0.01)

Net income	$1.09	$0.76

Diluted Earnings Per Share:
Income from continuing operations	$1.05	$0.75
Income (loss) from discontinued operations	0.02	(0.01)

Net income	$1.07	$0.74

Weighted Average Common Shares Outstanding (in thousands):
- Basic	345,419	339,345
- Diluted	354,103	349,452
Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
Results of Operations by Segment — Adjusted and Open
(Unaudited)

	Three Months Ended March 31,
	2008	2007	Change
	(millions of dollars)
Retail Energy:
Revenues	$1,935	$1,701	$234
Cost of sales	1,242	909	333
Unrealized gains on energy derivatives	(528)	(616)	88

Retail gross margin (1)	165	176	(11)

Operation and maintenance	60	61	(1)
Selling and marketing	32	30	2
Bad debt expense	7	17	(10)

Retail contribution margin	66	68	(2)

Unrealized gains on energy derivatives	528	616	(88)

Contribution margin, including unrealized gains/losses on energy derivatives (2)	594	684	(90)

Wholesale Energy:
Revenues	$927	$748	$179
Cost of sales	557	621	(64)
Historical and operational wholesale hedges	(45)	33	(78)
Unrealized (gains) losses on energy derivatives	(30)	94	(124)

Open wholesale gross margin (1)	295	254	41

Operation and maintenance	152	170	(18)
Bad debt expense	1	(1)	2

Open wholesale contribution margin	142	85	57

Historical and operational wholesale hedges	45	(33)	78
Unrealized gains (losses) on energy derivatives	30	(94)	124

Contribution margin, including historical and operational wholesale hedges and unrealized gains/losses on energy derivatives (2)	217	(42)	259

Other Operations:
Revenues	$4	$3	$1
Cost of sales	—	—	—
Operation and maintenance	3	1	2

Other operations contribution margin (2)	1	2	(1)

Eliminations:
Revenues	$(51)	$(90)	$39
Cost of sales	(48)	(87)	39
Operation and maintenance	(2)	(1)	(1)

Total	(1)	(2)	1

Consolidated:
Retail contribution margin	$66	$68	$(2)
Open wholesale contribution margin	142	85	57
Other operations contribution margin	1	2	(1)
Eliminations	(1)	(2)	1

Total	208	153	55

Other general and administrative	(36)	(41)	5
Income of equity investment, net	—	1	(1)
Other, net	—	1	(1)

Open EBITDA	172	114	58

Historical and operational wholesale hedges	45	(33)	78
Gains on sales of assets and emission allowances, net	1	—	1

Adjusted EBITDA	218	81	137

Unrealized gains on energy derivatives	558	522	36
Western states litigation and similar settlements	(34)	(22)	(12)

EBITDA	742	581	161

Depreciation and amortization	(89)	(92)	3
Interest expense	(63)	(87)	24
Interest income	10	10	—

Income from continuing operations before income taxes	$600	$412	$188

(1)	Gross margin (revenues less cost of sales) excludes depreciation, amortization, labor and other product costs.

(2)	Segment profit and loss measure.
Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS	(thousands of dollars)
Current Assets:
Cash and cash equivalents	$964,780	$754,962
Restricted cash	4,938	3,251
Accounts and notes receivable, principally customer, net of allowance of $27,118 and $36,724	982,690	1,082,746
Inventory	258,146	285,408
Derivative assets	2,096,201	663,049
Margin deposits	130,880	139,834
Investment in and receivables from Channelview, net	89,405	83,253
Prepayments and other current assets	128,538	218,873
Current assets of discontinued operations	6,235	2,133

Total current assets	4,661,813	3,233,509

Property, plant and equipment, gross	6,899,925	6,852,170
Accumulated depreciation	(1,695,217)	(1,629,953)

Property, Plant and Equipment, net	5,204,708	5,222,217

Other Assets:
Goodwill, net	379,644	379,644
Other intangibles, net	394,455	405,338
Derivative assets	584,837	376,535
Prepaid lease	277,246	270,133
Other	277,589	304,424

Total other assets	1,913,771	1,736,074

Total Assets	$11,780,292	$10,191,800

LIABILITIES AND EQUITY

Current Liabilities:
Current portion of long-term debt and short-term borrowings	$11,668	$52,546
Accounts payable, principally trade	713,323	687,046
Derivative liabilities	1,752,840	885,346
Margin deposits	500	250
Other	490,293	426,839

Total current liabilities	2,968,624	2,052,027

Other Liabilities:
Derivative liabilities	665,652	473,516
Other	368,711	278,641
Long-term liabilities of discontinued operations	4,000	3,542

Total other liabilities	1,038,363	755,699

Long-term Debt	2,895,429	2,902,346
Commitments and Contingencies
Temporary Equity Stock-based Compensation	6,068	4,694
Stockholders’ Equity:
Preferred stock; par value $0.001 per share (125,000,000 shares authorized; none outstanding)	—	—
Common stock; par value $0.001 per share (2,000,000,000 shares authorized; 345,606,056 and 344,579,508 issued)	107	106
Additional paid-in capital	6,222,618	6,215,512
Accumulated deficit	(1,258,314)	(1,635,526)
Accumulated other comprehensive loss	(92,603)	(103,058)

Total stockholders’ equity	4,871,808	4,477,034

Total Liabilities and Equity	$11,780,292	$10,191,800

Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	(thousands of dollars)
Cash Flows from Operating Activities:
Net income	$377,212	$258,711
(Income) loss from discontinued operations	(6,235)	1,652

Net income from continuing operations	370,977	260,363

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and amortization	88,594	91,969
Deferred income taxes	214,681	147,422
Net changes in energy derivatives	(547,565)	(508,770)
Amortization of deferred financing costs	2,638	3,666
Western states litigation and similar settlements	34,000	—
Other, net	789	5,643
Changes in other assets and liabilities:
Accounts and notes receivable, net	78,660	45,811
Change in notes, receivables and payables, with affiliates, net	(6,152)	—
Inventory	27,262	22,263
Margin deposits, net	9,204	86,379
Net derivative assets and liabilities	(17,533)	(19,944)
Western states litigation and similar settlements payments	—	(35,000)
Accounts payable	28,743	24,385
Other current assets	(12,552)	(4,741)
Other assets	(2,234)	(11,974)
Taxes payable/receivable	36,449	4,790
Other current liabilities	(5,490)	(82,471)
Other liabilities	1,826	5,691

Net cash provided by continuing operations from operating activities	302,297	35,482
Net cash provided by (used in) discontinued operations from operating activities	1,757	(1,664)

Net cash provided by operating activities	304,054	33,818

Cash Flows from Investing Activities:
Capital expenditures	(49,644)	(42,167)
Proceeds from sales of emission allowances	1,717	1
Purchases of emission allowances	(4,073)	(990)
Restricted cash	(1,687)	14,142

Net cash used in investing activities	(53,687)	(29,014)

Cash Flows from Financing Activities:
Payments of long-term debt	(45,193)	(3,466)
Increase in short-term borrowings and revolving credit facilities, net	—	6,554
Payments of financing costs	—	(440)
Payments of debt extinguishments	(423)	—
Proceeds from issuances of stock	5,067	16,685

Net cash provided by (used in) financing activities	(40,549)	19,333

Net Change in Cash and Cash Equivalents	209,818	24,137
Cash and Cash Equivalents at Beginning of Period	754,962	463,909

Cash and Cash Equivalents at End of Period	$964,780	$488,046

Free Cash Flow Reconciliation
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	(millions of dollars)

Operating cash flow from continuing operations	$302	$35
Western states litigation and similar settlements payments	—	57
Change in margin deposits, net	(9)	(86)

Adjusted cash flow provided by continuing operations	293	6

Capital expenditures	(50)	(42)
Proceeds from sales of emission allowances	2	—
Purchases of emission allowances	(4)	(1)

Free cash flow provided by (used in) continuing operations	$241	$(37)

Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
Retail Energy Data
(Unaudited)

	Three Months Ended March 31,
	2008	2007	Change
	(in millions)
Mass gross margin	$127	$160	$(33)
Commercial and industrial gross margin	39	20	19
Market usage adjustments	(1)	(4)	3

Retail gross margin	165	176	(11)

Operation and maintenance	(60)	(61)	1
Selling and marketing	(32)	(30)	(2)
Bad debt expense	(7)	(17)	10

Retail contribution margin	66	68	(2)
Unrealized gains on energy derivatives	528	616	(88)

Total retail energy contribution margin, including unrealized gains/losses on energy derivatives (1)	$594	$684	$(90)

	Three Months Ended March 31,
	2008	2007
	(gigawatt hours)
Electricity Sales to End-Use Retail Customers:
Mass:
Residential:
Houston	2,381	2,690
Non-Houston	1,828	1,952
Small Business:
Houston	593	725
Non-Houston	303	333

Total Mass	5,105	5,700
Commercial and Industrial:
ERCOT (2)	8,635	7,857
Non-ERCOT	1,324	1,006

Total Commercial and Industrial	9,959	8,863

Market usage adjustments	(73)	(86)

Total	14,991	14,477

	Three Months Ended March 31,
	2008	2007
	(in thousands, metered locations)
Weighted Average Retail Customer Count:
Mass:
Residential:
Houston	1,003	1,083
Non-Houston	550	555
Small Business:
Houston	108	121
Non-Houston	38	33

Total Mass	1,699	1,792
Commercial and Industrial:
ERCOT (2)	90	83
Non-ERCOT	2	1

Total Commercial and Industrial	92	84

Total	1,791	1,876

	March 31,	December 31,
	2008	2007
	(in thousands, metered locations)
Retail Customers:
Mass:
Residential:
Houston	993	1,016
Non-Houston	546	555
Small Business:
Houston	108	109
Non-Houston	38	38

Total Mass	1,685	1,718
Commercial and Industrial:
ERCOT (2)	89	91
Non-ERCOT	2	2

Total Commercial and Industrial	91	93

Total	1,776	1,811

(1)	Retail energy segment profit and loss measure.

(2)	Includes customers of the Texas General Land Office for whom we provide services.
Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
Wholesale Energy Data
(Unaudited)

	Three Months Ended March 31,
	2008		2007
	GWh	% Economic (1)	GWh	% Economic (1)
Economic Generation (2) (3):
PJM Coal	5,963.9	82%	6,098.5	84%
MISO Coal	2,048.4	74%	2,181.5	81%
PJM/MISO Gas	60.8	1%	74.8	1%
West	238.4	3%	8.5	0%
Other	—	0%	1,336.9	65%

Total	8,311.5	34%	9,700.2	37%

Commercial Capacity Factor (4):
PJM Coal	84.9%		79.2%
MISO Coal	75.3%		61.3%
PJM/MISO Gas	93.9%		64.4%
West	76.3%		100.0%
Other	0.0%		90.8%

Total	82.3%		76.7%

Generation (3):	GWh		GWh

PJM Coal	5,062.9		4,832.3
MISO Coal	1,542.3		1,336.3
PJM/MISO Gas	57.1		48.2
West	181.8		8.5
Other	—		1,214.1

Total	6,844.1		7,439.4

Open Energy Unit Margin ($/MWh) (5):
PJM Coal	$33.78		$30.83
MISO Coal	29.83		27.69
PJM/MISO Gas	87.57		20.75
West	NM (6)		NM (6)
Other	—		5.77

Weighted average total	$31.71		$25.54

	Three Months Ended March 31,
	2008	2007	Change
Open energy gross margin (7):	(in millions)
PJM Coal	$171	$149	$22
MISO Coal	46	37	9
PJM/MISO Gas	5	1	4
West	(5)	(4)	(1)
Other	—	7	(7)

Total	217	190	27

Other margin (8):
PJM Coal	18	7	11
MISO Coal	2	2	—
PJM/MISO Gas	27	11	16
West	22	23	(1)
Other	9	21	(12)

Total	78	64	14

Open wholesale gross margin	295	254	41

Operation and maintenance	(152)	(170)	18
Bad debt expense	(1)	1	(2)

Open wholesale contribution margin	142	85	57

Historical and operational wholesale hedges
Power	(18)	(56)	38
Fuel	45	5	40
Tolling/Other	18	18	—

Total historical and operational wholesale hedges	45	(33)	78

Unrealized gains (losses) on energy derivatives	30	(94)	124

Total wholesale energy contribution margin, including historical and operational wholesale hedges and unrealized gains/losses on energy derivatives (9)	$217	$(42)	$259

(1)	Represents economic generation (hours) divided by maximum generation hours (maximum plant capacity multiplied by 8,760 hours).

(2)	Estimated generation at 100% plant availability based on an hourly analysis of when it is economical to generate based on the price of power, fuel, emission allowances and variable operating costs.

(3)	Excludes generation related to power purchase agreements, including tolling agreements.

(4)	Generation divided by economic generation.

(5)	Represents open energy gross margin divided by generation.

(6)	NM is not meaningful.

(7)	Open energy gross margin is calculated using the power sales prices received by the plants less delivered spot fuel prices.

This figure excludes the effects of other margin, our historical and operational wholesale hedges and unrealized gains/losses on energy derivatives.

(8)	Other margin represents power purchase agreements, capacity payments, ancillary services revenues and selective commercial hedge strategies.

(9)	Wholesale energy segment profit and loss measure.
Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
PJM Coal and MISO Coal (1)
(Unaudited)

	Summer/Winter
	Average		Q1 economic		Q1 commercial
	Capacity	Heat Rate	generation (GWh)		capacity factor		Q1 generation (GWh)
Unit Name	(MW)	(MMBtu/MWh)	2008	2007	2008	2007	2008	2007

Cheswick	580	10.0	841.0	918.1	90.7%	92.2%	762.7	846.3
Conemaugh (2)	280	9.4	599.7	595.8	93.8%	92.5%	562.8	550.9
Elrama	465	11.3	698.1	847.5	82.3%	72.0%	574.8	609.8
Keystone (2)	282	9.5	609.2	586.8	96.9%	67.5%	590.6	395.8
Portland	400	9.8	717.2	679.7	88.0%	79.4%	631.0	539.8
Seward	521	9.6	1,084.8	1,066.1	67.2%	53.5%	728.8	570.8
Shawville (2)	566	10.3	1,053.2	1,044.9	83.2%	94.5%	876.3	987.7
Titus	246	10.8	360.7	359.6	93.1%	92.1%	335.9	331.2

PJM Coal Total	3,340		5,963.9	6,098.5	84.9%	79.2%	5,062.9	4,832.3

	Summer/Winter
	Average		Q1 economic		Q1 commercial
	Capacity	Heat Rate	generation (GWh)		capacity factor		Q1 generation (GWh)
Unit Name	(MW)	(MMBtu/MWh)	2008	2007	2008	2007	2008	2007

Avon Lake	721	9.3	1,162.7	1,304.6	66.7%	47.5%	775.4	619.7
New Castle	328	10.6	495.5	507.7	89.5%	77.8%	443.7	394.9
Niles	216	10.5	390.2	369.2	82.8%	87.1%	323.2	321.7

MISO Coal Total	1,265		2,048.4	2,181.5	75.3%	61.3%	1,542.3	1,336.3

(1)	Unless otherwise indicated, the Company owns a 100% interest in each facility listed.

(2)
The Company leases a 100% interest in the Shawville facility, a 16.67% interest in the Keystone facility and a 16.45% interest in the Conemaugh facility under facility interest lease agreements, which expire in 2026, 2034 and 2034, respectively.

Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
PJM/MISO Gas (1)
(Unaudited)

	Summer/Winter
	Average		Q1 economic		Q1 commercial
	Capacity	Heat Rate	generation (GWh)		capacity factor		Q1 generation (GWh)
Unit Name	(MW)	(MMBtu/MWh)	2008	2007	2008	2007	2008	2007

Aurora (2)	942	10.5	4.0	3.7	100.0%	0.0%	4.0	—
Blossburg	23	14.6	6.6	3.3	90.9%	100.0%	6.0	3.3
Brunot Island	315	10.4	—	0.8	0.0%	100.0%	—	0.8
Gilbert	614	11.0	4.2	15.8	100.0%	82.9%	4.2	13.1
Glen Gardner	184	14.6	0.3	0.2	100.0%	100.0%	0.3	0.2
Hamilton	23	14.8	0.2	—	100.0%	0.0%	0.2	—
Hunterstown	71	14.8	0.4	—	100.0%	0.0%	0.4	—
Hunterstown CCGT	833	7.0	7.7	44.2	100.0%	55.7%	7.7	24.6
Mountain	47	14.3	2.2	1.2	100.0%	100.0%	2.2	1.2
Orrtanna	23	14.4	0.3	0.4	100.0%	100.0%	0.3	0.4
Portland	185	11.2	5.4	3.2	100.0%	100.0%	5.4	3.2
Sayreville	264	13.8	25.6	0.6	88.3%	0.0%	22.6	—
Shawnee	23	14.0	—	0.1	0.0%	100.0%	—	0.1
Shawville 5-7 (3)	6	10.2	—	—	0.0%	0.0%	—	—
Titus	35	17.4	—	—	0.0%	0.0%	—	—
Tolna	47	14.2	0.4	0.8	100.0%	100.0%	0.4	0.8
Warren	252	12.8	—	—	0.0%	0.0%	—	—
Werner	68	13.8	3.5	0.5	97.1%	100.0%	3.4	0.5
Shelby	356	9.8	—	—	0.0%	0.0%	—	—

PJM/MISO Gas Total	4,311		60.8	74.8	93.9%	64.4%	57.1	48.2

(1)	Unless otherwise indicated, the Company owns a 100% interest in each facility listed.

(2)	Excludes generation during periods the unit operated under power purchase agreements.

(3)	The Company leases a 100% interest in the Shawville facility under a facility interest lease agreement, which expires in 2026.
Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
West and Other (1)
(Unaudited)
West

	Summer/Winter
	Average		Q1 economic		Q1 commercial
	Capacity	Heat Rate	generation (GWh)		capacity factor		Q1 generation (GWh)
Unit Name	(MW)	(MMBtu/MWh)	2008	2007	2008	2007	2008	2007

Bighorn	598	7.2	—	—	0.0%	0.0%	—	—
Coolwater	622	10.1	94.1	—	80.2%	0.0%	75.5	—
Ellwood (2)	54	13.3	—	—	0.0%	0.0%	—	—
Etiwanda (2)	640	10.0	—	—	0.0%	0.0%	—	—
Mandalay (2)	560	10.9	60.6	8.5	100.0%	100.0%	60.6	8.5
Ormond Beach	1,516	9.6	83.7	—	54.6%	0.0%	45.7	—

West Total	3,990		238.4	8.5	76.3%	100.0%	181.8	8.5

Other

	Summer/Winter
	Average		Q1 economic		Q1 commercial
	Capacity	Heat Rate	generation (GWh)		capacity factor		Q1 generation (GWh)
Unit Name	(MW)	(MMBtu/MWh)	2008	2007	2008	2007	2008	2007

Channelview (3)	830	6.1	—	1,336.9	0.0%	90.8%	—	1,214.1
Choctaw	800	7.0	—	—	0.0%	0.0%	—	—
Indian River (2)	587	10.5	—	—	0.0%	0.0%	—	—
Osceola (2)	470	11.0	—	—	0.0%	0.0%	—	—

Other Total	2,687		—	1,336.9	0.0%	90.8%	—	1,214.1

(1)	Unless otherwise indicated, the Company owns a 100% interest in each facility listed.

(2)	Excludes generation during periods the unit operated under power purchase agreements.

(3)	Channelview was deconsolidated on August 20, 2007.
Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
Capital Expenditures Forecast
(Unaudited)

	2008E	2009E	2010E
	(in millions)
Maintenance capital expenditures:
Retail energy	$21	$14	$14
Wholesale energy	55	62	54
Other operations	4	7	6

	80	83	74
Environmental (1)	264	125	26
Capitalized interest	23	41	16

Total capital expenditures	$367	$249	$116

(1)	Based on existing laws and regulations; estimate represents the low end of the range.
Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.

Reliant Energy, Inc. and Subsidiaries
Gross Debt
(Unaudited)

March 31, 2008
(in millions)
Debt:
Senior secured revolver	$—
Senior secured notes	667
Senior unsecured notes	1,313
Convertible senior subordinated notes	2
Orion Power 12% notes (1)	425
PEDFA fixed-rate bonds for Seward plant	500
Channelview (2)	—
Retail working capital facility	—
Warrants	(1)
Other (3)	1

Total GAAP debt	2,907

REMA operating leases (off-balance sheet)	461

Gross Debt (4)	$3,368

(1)	Orion 12% notes include purchase accounting adjustments of $25 million.

(2)	Channelview was deconsolidated on August 20, 2007.

(3)	Other subsidiary debt.

(4)	Gross debt includes off-balance sheet REMA leases of $461 million.
Reference is made to Reliant Energy, Inc.’s Annual Report
on Form 10-K for the year ended December 31, 2007.
FOR ADDITIONAL INQUIRIES PLEASE CONTACT:
Dennis Barber
(713) 497-3042